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                                                                     Exhibit 4.7

                                AMENDMENT NO. 6
                                       TO
           POOLING AND SERVICING AGREEMENT DATED AS OF JUNE 8, 1995,
               AMONG NAVISTAR FINANCIAL CORPORATION, AS SERVICER;
             NAVISTAR FINANCIAL SECURITIES CORPORATION, AS SELLER;
           CHEMICAL BANK, AS 1990 TRUST TRUSTEE; AND THE BANK OF NEW
                         YORK, AS MASTER TRUST TRUSTEE


This Amendment No. 6 ("Amendment") to the Pooling and Servicing Agreement dated as of June 8, 1995, among Navistar Financial Corporation, as Servicer; Navistar Financial Securities Corporation, as Seller; Chemical Bank, as 1990 Trust Trustee; and The Bank of New York, as Master Trust Trustee (the "Pooling and Servicing Agreement") is made and is effective as of the 31st day of October, 2003. Capitalized terms used in this First Amendment and not otherwise defined in it shall have the meaning given to them in the Pooling and Servicing Agreement.

Section 10.02(a) of the Pooling and Servicing Agreement is hereby amended by adding after the phrase "having a net worth of not less than $100,000,000", the phrase ", or whose majority owner is, either directly or indirectly, a Person having a net worth on a consolidated basis of not less than $100,000,000,".

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be duly executed by their respective officers duly authorized as of the day and year first above written.

                                        NAVISTAR FINANCIAL CORPORATION,
                                        As Servicer


                                        By: /s/ Andrew J. Cederoth
                                           -------------------------------------
                                        Name: Andrew J. Cederoth
                                        Title: Vice President and Treasurer

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                                        NAVISTAR FINANCIAL SECURITIES
                                        CORPORATION,
                                        As Seller


                                        By: /s/ Andrew J. Cederoth
                                           -------------------------------------
                                        Name: Andrew J. Cederoth
                                        Title: Vice President and Treasurer




                                        THE BANK OF NEW YORK,
                                        As Master Trust Trustee


                                        By: /s/ Jonathan Farber
                                           -------------------------------------
                                        Name: Jonathan Farber
                                        Title: Assistant Treasurer